UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2022

VENTYX BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40928	83-2996852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

662 Encinitas Blvd

Suite 250

Encinitas, California 92024

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code: (760) 593-4832

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VTYX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On December 20, 2022, Ventyx Biosciences, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Agreement”) with Jefferies LLC (“Jefferies”), pursuant to which the Company may offer and sell, from time to time through Jefferies, acting as its agent, or directly to Jefferies, acting as principal, shares of the Company’s common stock, par value $0.0001 per share. Pursuant to the sales agreement prospectus the Company can sell shares of its common stock having an aggregate offering price of up to $150,000,000 (the “Shares”).

The offer and sale of the Shares will be made pursuant a shelf registration statement on Form S-3 and the prospectus contained therein, which the Company filed with the U.S. Securities and Exchange Commission on December 20, 2022. The registration statement became effective upon the filing.

The Company is not obligated to sell any Shares pursuant to the Agreement. Subject to the terms and conditions of the Agreement, Jefferies has agreed to use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell Shares from time to time in accordance with the Company’s instructions, including any price, time or size limits or other customary parameters or conditions the Company may impose.

Under the Agreement, Jefferies may sell Shares by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended, and the rules and regulations thereunder, including by ordinary brokers’ transactions through the facilities of The Nasdaq Global Select Market (“Nasdaq”) or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in block transactions or as otherwise permitted by law. Subject to the terms and conditions of the Agreement, the Company may also from time to time sell Shares to Jefferies.

The Agreement may be terminated for any reason, at any time, by either the Company or Jefferies upon the giving of ten (10) days’ prior written notice to the other party.

The Company has agreed to pay Jefferies a commission equal to 3.0% of the gross proceeds from the sales of Shares pursuant to the Agreement and has agreed to provide Jefferies with customary indemnification and contribution rights. The Company will also reimburse Jefferies for certain specified expenses in connection with entering into the Agreement. The Agreement contains customary representations and warranties and conditions to the placements of the Shares pursuant thereto.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference. The Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of the Agreement and in the context of the specific relationship between the parties. The provisions of the Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Open Market Sales AgreementSM by and between the Company and Jefferies, dated December 20, 2022 (incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on December 20, 2022).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTYX BIOSCIENCES, INC.

	By:	/s/ Raju Mohan
Raju Mohan, Ph.D.
Chief Executive Officer

Date: December 20, 2022